Pricing Supplement No. 190L, dated September 19, 2007 (To Prospectus dated April 5, 2005 and Prospectus Supplement dated April 12, 2005)	Rule 424(b)2 File No. 333-117775 CUSIP No. 46623E HM4

JPMorganChase

JPMORGAN CHASE & CO.
[X]	Senior Medium-Term Notes, Series C Due From Nine Months to Thirty Years from Date of Issue
[ ]	Subordinated Medium Term Notes, Series A Due From Nine Months to Thirty Years from Date of Issue
Principal Amount: Issue Price: Commission or Discount: Proceeds to Company:	$ 1,000,000,000 99.9166% $ 1,500,000 $ 997,666,000
Agents	Principal Amount To be Purchased
J.P. MORGAN SECURITIES INC. THE WILLIAMS CAPITAL GROUP, L.P. LOOP CAPITAL MARKETS, LLC	$ 990,000,000 $ 5,000,000 $ 5,000,000
Agents' Capacity: if as principal	[ ] As agent	[X] As principal
[ ]	The Notes are being offered at varying prices relating to prevailing market prices at the time of sale. SEE BELOW
[ X ]	The Notes are being offered at a fixed initial public offering price equal to the Issue Price (as a percentage of Principal Amount).
Issue Date:	September 24, 2007
Stated Maturity:	September 24, 2010

Form:  [X]   Book-entry   [_]  Certificated

Currency:  U.S. Dollars

[   ]  Fixed Rate Note: N/A
[X ] Floating Rate Note:	CD [ ] Treasury Rate [ ]	Commercial Paper Rate [ ] Prime Rate [ ]	Reuters LIBOR01 (Telerate Successor Page) [ X ]

Interest Payment Dates:   Quarterly on the 24th or next business day of March, June, September and December, via modified following business day convention, commencing December 24, 2007.

Interest Reset Dates:    Quarterly on the 24th or next business day of March, June, September and December, via modified following business day convention, commencing December 24, 2007.

Index Maturity:  3-month LIBOR
Spread (+/-):   +32.0 BPS
Multiplier:   Not Applicable
Maximum Interest Rate:    Not Applicable     Minimum Interest Rate:   Not Applicable
Optional Redemption:   Yes [   ]   No [X]